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                                                                     Exhibit d.1

CERTIFICATE                                                          NUMBER OF
   NUMBER                                                            SHARES [__]
     1

                   NUVEEN TAX-ADVANTAGED DIVIDEND GROWTH FUND
          Organized Under the Laws of the Commonwealth of Massachusetts
                        FundPreferred Shares, Series [T]
                            $.01 Par Value Per Share
                    $ 25,000 Liquidation Preference Per Share

                                                          CUSIP NO. [__________]

This Certifies that CEDE & CO. is the owner of (___________________________) fully paid and non-assessable shares of FundPreferred Shares, Series [T], $.01 par value per share, $25,000 liquidation preference per share, of Nuveen Tax-Advantaged Dividend Growth Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholder upon request and without charge. The Fund is organized as a Massachusetts business trust.

This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this [_____________ day of August 2007] A.D.

THE BANK OF NEW YORK                    NUVEEN TAX-ADVANTAGED DIVIDEND GROWTH
As Transfer Agent and Registrar         FUND


By:                                     By:
    ---------------------------------       ------------------------------------
    Authorized Signature                    Vice President


                                        Attest:
                                                --------------------------------
                                                Assistant Secretary

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FOR VALUE RECEIVED, _____ hereby sell, assign and transfer unto

Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated __________, _____

In presence of

__________________ __________________

          Shares of FundPreferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Statement Establishing and Fixing the Rights and Preferences of such Shares, copies of which will be furnished by the Fund to any shareholders upon request and without charge.

          The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR THE VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.